AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


        This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of June 22, 1999 by and among GLOBAL BANCORP, a California corporation ("GLOBAL"), CAPITOL THRIFT & LOAN ASSOCIATION, a California industrial loan corporation ("CAPITOL") which is a wholly-owned subsidiary of GLOBAL, HUMBOLDT BANCORP, a California corporation ("BANCORP"), and HUMBOLDT BANK, a California state-chartered bank ("BANK"), which is a wholly-owned subsidiary of BANCORP.

                                    RECITALS:

        WHEREAS, the respective Boards of Directors of GLOBAL, CAPITOL, BANCORP and BANK have determined that it is in the best interests of GLOBAL and BANCORP and their respective shareholders for GLOBAL and CAPITOL to be merged with and into BANK, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, the California Financial Code and other applicable laws;

        WHEREAS, in order to facilitate the mergers of GLOBAL and CAPITOL with and into BANK, BANK shall create HB Merger Company ("HBMC") which shall be merged with and into GLOBAL, with GLOBAL as the surviving corporation (the "Interim Merger"), which shall be immediately followed by the adoption of a plan of liquidation by GLOBAL of its subsidiary CAPITOL to be effected by means of a merger of CAPITOL into GLOBAL and, immediately following the consummation of such liquidation the adoption of a plan of liquidation by BANK of its subsidiary GLOBAL by means of a merger of GLOBAL with and into BANK, with BANK as the surviving corporation (collectively referred to as the "BANK Mergers").

        WHEREAS, each of the Boards of Directors of GLOBAL, CAPITOL, BANCORP and BANK have approved this Agreement and the transactions contemplated hereby;

        WHEREAS, GLOBAL's Board of Directors has resolved to recommend approval of the merger of HBMC with and into GLOBAL followed by the adoption of a plan of liquidation of CAPITOL to be effected by means of a merger of CAPITOL into GLOBAL;

        WHEREAS, BANCORP's Board of Directors has approved a resolution to increase the capital accounts of BANCORP and BANK through a public offering of BANCORP common stock in order to consummate the transaction contemplated by this Agreement;

        WHEREAS, the Interim Merger and the BANK Mergers require certain shareholder and regulatory approvals and may be effected only after the necessary approvals have been obtained;

        WHEREAS, for federal income tax purposes, it is intended that the Interim Merger will qualify as a "qualified stock purchase" under Section 338(d) of the Internal Revenue Code of 1986, as amended (the "IRC") and the BANK Mergers will qualify as tax free liquidations under Section 332 of the IRC, as set forth in Revenue Ruling 90-95, 1990-2 C.B.67;

        WHEREAS, upon the consummation of the BANK Mergers, BANK shall continue as a wholly-owned subsidiary of BANCORP; and

        WHEREAS, BANK's Board of Directors has resolved to recommend approval after the liquidation of CAPITOL into GLOBAL, the adoption of a plan of liquidation of GLOBAL with and into BANK with BANK as the surviving corporation.

        NOW,   THEREFORE,   in   consideration   of  these   premises   and  the
representations, warranties and agreements herein contained, GLOBAL, CAPITOL, BANCORP and BANK hereby agree as follows:


                             ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

        "Acquisition Event" shall mean any of the following:

        (a) Prior to the termination of this Agreement, GLOBAL shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than BANCORP or any of its Subsidiaries) to effect, an Acquisition Transaction. As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving GLOBAL or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of GLOBAL or any asset or assets of GLOBAL the disposition or lease of which would result in a material change in the business or business operations of GLOBAL; or (iii) the issuance, other than pursuant to outstanding stock options, sale or other disposition by GLOBAL (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of GLOBAL Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of GLOBAL Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of GLOBAL;

        (b) The approval by GLOBAL shareholders, or the consummation by GLOBAL, of any Acquisition Transaction as described in Subsection
               (a) of this Paragraph within a period of one hundred eighty (180) days following: (i) the termination of this Agreement by BANCORP pursuant to Sections 8.1.3, 8.1.5, 8.1.7, or 8.1.8.

        "Acquisition Proposal" shall have the meaning given such term in Section 6.2.5.

        "Affected Party" shall have the meaning given to it in Section 5.7.

        "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

        "Affiliate Agreements" shall have the meaning given to such term in
        Section 5.3.3. "BANCORP" shall mean Humboldt Bancorp.

        "BANCORP Common Stock" shall mean the common stock, no par value per share, of BANCORP.

        "BANCORP  Fairness Opinion" shall have the meaning given to such term in
        Section 7.2.8.

        "BANCORP Filings" shall have the meanings given such term in Section 4.6.1.

        "BANCORP Financial Statements" shall mean the financial statements of BANCORP for the year ended December 31, 1998.

        "BANCORP Market Value Per Share" shall mean the last trade of BANCORP Common Stock prior to the Effective Time.

        "BANCORP  Public  Offering"  shall mean the public  offering  of BANCORP
         Common Stock.

        "BANCORP Stock Plans" shall have the meaning set forth in Section 4.5.

        "BANCORP Trading Price" shall mean the price for BANCORP common stock sold in the BANCORP Public Offering discounted by the commission paid to the underwriter.

        "BANK" shall mean Humboldt Bank.

        "BANK Merger" shall have the meaning given such term in Section 2.1.

        "BANK  Merger  Agreements"  shall  have the  meaning  given such term in
        Section 2.1.

        "BANK Note" shall have the meaning given such term in Section 2.8.

        "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

        "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

        "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

        "California Corporations Code" shall mean the General Corporation Law of the State of California.

        "CAPITOL" shall mean Capitol Thrift & Loan Association.

        "California Financial Code" shall mean the Financial Code of the State of California.

        "Cash Merger Price" shall mean nine million dollars ($9,000,000).

        "Cash Per Share Merger Price" shall mean the Cash Merger Price divided by the total number of shares of GLOBAL Common Stock outstanding at the Closing Date.

        "CDFI" shall mean the California Department of Financial Institutions.

        "Classified Assets" shall have the meaning given to such term in Section 6.1.15.

        "Closing" shall have the meaning given to such term in Section 2.1.

        "Closing Date" shall have the meaning given to such term in Section 2.1.

        "Closing Schedules" shall have the meaning given to such term in Section 5.7.

        "Commissioner" shall mean the Commissioner of Financial Institutions of the State of California.

        "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

        "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

        "Director Shareholder Agreement" shall have the meaning given such term in Section 7.2.10.

        "Dissenting Shares" shall mean shares of GLOBAL Common Stock which come within all of the descriptions set forth in Subparagraphs (1), (2), (3) and (4) of Paragraph (a) of Section 1300 of the California Corporations Code.

        "Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Paragraph (a) of Section 1301 of the California Corporations Code.

        "Effective Time" shall have the meaning given such term in Section 2.1.

        "Employee  Plan"  shall  have the  meaning  given  such term in  Section
        3.21.3.

        "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

        "Equity Securities" shall have the meaning given to such term in the Exchange Act.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


        "Escrow  Adjusted  Value"  shall  have the  meaning  given  such term in
        Section 2.6.2 (ii).

        "Escrow Merger Price" shall mean the Merger Price less the sum of the Cash Merger Price and Stock Merger Price.

        "Escrow Payment Date" shall mean January 30, 2002.

        "Escrow Per Share Merger Price" shall mean the Escrow Adjusted Value divided by the total number of Shares of GLOBAL Common Stock outstanding at the Closing Date.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall mean U.S. Stock Transfer Corporation, or such other Person as BANCORP shall have appointed to perform the duties set forth in Section 2.8.

        "FDIC" shall mean the Federal Deposit Insurance Corporation.

        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

        "GAAP" shall mean generally accepted accounting principles.

        "GLOBAL" shall mean Global Bancorp.

        "GLOBAL Certificates" shall have the meaning given such term in Section 2.8.1.

        "GLOBAL Collateralizing Real Estate" shall have the meaning given to such term in Section 3.23.1.

        "GLOBAL Common Stock" shall mean the common stock, no par value, of GLOBAL.

        "GLOBAL's Costs Associated With the Transaction" shall mean all legal, accounting and professional costs incurred or to be incurred by GLOBAL for the merger transactions contemplated by this Agreement up to the Closing Date (including investment banking fees) which have not been paid or accrued by GLOBAL by the Determination Date, provided further that GLOBAL shall not be required to expense or accrue up to $100,000 of legal and/or accounting costs incurred by GLOBAL and associated with the transaction and identified with preparation of the Proxy

        Statement/Prospectus for GLOBAL or the BANCORP Public Offering.

        "GLOBAL  Fairness  Opinion" shall have the meaning given to such term in
        Section 7.3.5.

        "GLOBAL  Filings"  shall  have the  meaning  given  such term in Section
        3.6.1.

        "GLOBAL Financial Statements" shall have the meaning given to such term in Section 3.7.3.

        "GLOBAL Material Adverse Event" shall have the meaning given to such term in Section 8.1.8.

        "GLOBAL Properties" shall have the meaning given to such term in Section 3.23.1.

        "GLOBAL Shareholder Committee" shall have the meaning given such term in
        Section 9.1.

        "GLOBAL  State  Documents"  shall have the meaning given to such term in
        Section 3.6.2.

        "GLOBAL Stock Options" shall mean any options to purchase any shares of GLOBAL Common Stock or any other Equity Securities of GLOBAL granted on or prior to the Effective Time, whether pursuant to the GLOBAL Stock Option Plan or otherwise.

        "GLOBAL Stock Option Plan" shall mean GLOBAL's written Stock Option Plan as described in Schedule 3.5 and 3.24 hereto.

        "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

        "Hazardous Substances" shall have the meaning given such term in Section 3.23.4.

        "HBMC" shall mean HB Merger Company.

        "Interim Merger" shall have the meaning given such term in Section 2.1.

        "Interim  Merger  Agreement"  shall have the meaning  given such term in
        Section 2.1.

        "Interim Surviving Corporation" shall have the meaning given such term in Section 2.1.

        "IRC" shall mean the Internal Revenue Code of 1986, as amended.

        "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement; the actual knowledge, after reasonable inquiry, of any director or executive officer of GLOBAL or BANCORP.

        "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger, to permit the parties to consummate the Merger.

        "Loan Loss" as set forth in Section 2.6.2 shall mean (i) a writedown of an existing loan or the establishment of a specific reserve for an existing loan required by either the CDFI or the FDIC, (ii) a writedown of an existing loan or the establishment of a specific reserve for an existing loan required by outside third party loan review, (iii) the net loss from the sale, which sale must be conducted in a reasonable manner and with 15 days prior notice to the GLOBAL Shareholder Committee, of an existing loan at a price less than book value, (iv) the net loss from the conversion of an existing loan, that is or becomes a nonperforming loan, to other real estate owned which requires a writedown of the value of the property below the carrying value of such loan, or (v) the net loss from the sale of other real estate owned which was a loan of CAPITOL as of the Effective Time. For the purposes of this definition the outside third party loan review shall be performed no more than once per year by such outside party reasonably acceptable to the parties.

        "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

        "Mergers" shall have the meaning set forth in Section 2.1.

        "Merger Agreements" shall have the meaning given to such term in Section 2.1.

        "Merger Price" shall mean $16,500,000.

        "New Certificates" shall have the meaning given to such term in Section 2.8.1.

        "OREO" shall have the meaning given to such term in Section 3.13.

        "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on GLOBAL in accordance with Paragraph
        (b) of Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time.

        "Per Share Merger Price" shall mean the sum of the Cash Per Share Merger Price, Stock Per Share Merger Price and the Escrow Per Share Merger Price.

        "Persons"  or   "persons"   shall  mean  an   individual,   corporation,
        partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

        "Proxy Statement/Prospectus" shall have the meaning given to such term in Section 3.7.2.

        "Registration  Statements"  shall have the meaning given to such term in
        Section 3.7.2.

        "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

        "Requisite Regulatory Approvals" shall have the meaning set forth in
        Section 7.1.2.

        "Returns" shall mean all returns, declarations, reports, statements, declarations of estimate taxes, claims or refunds, and other documents required to be filed with respect to federal, state, local and foreign Taxes including any schedule or attachment thereto and any amendment thereof, and the term "Return" means any one of the foregoing Returns.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Stock Merger Price" shall mean the sum of the total shareholders' equity for GLOBAL as of the Determination Date (after expensing or accruing of GLOBAL'S Costs Associated With the Transaction) less the Cash Merger Price.

        "Stock Per Share Merger Price" shall mean the result of the fraction, the numerator is the product of the Stock Merger Price divided by the total number of Shares of GLOBAL Common Stock outstanding at the Closing Date and the denominator is the BANCORP Trading Price.

        "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

        "Superior Proposal" shall have the meaning given to such term in Section 6.2.5.

        "Surviving  Corporation"  shall have the  meaning  given to such term in
        Section 2.1.

        "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

        "Tax Filings" shall mean any applications, reports, statements or other Returns required to be filed with any local, state or federal Governmental Entity before the Mergers may become effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain a Tax Clearance Certificate for the Mergers.

        "Understanding" shall have the meaning set forth in Section 6.1.5.

        "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, nonvoting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.


                             ARTICLE 2. THE MERGERS

        Section 2.1 The Mergers. Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last
Regulatory Approval and the expiration of all applicable waiting periods, HBMC shall be merged with and into GLOBAL with GLOBAL as the Interim Surviving Corporation pursuant to the agreement of merger attached to the Agreement as
Exhibit 2.1 (A) (the "Interim  Merger  Agreement")  and in  accordance  with the applicable provisions of the California Corporations Code (the "Interim Merger"). Immediately following the Interim Merger, GLOBAL will adopt a plan of liquidation whereby CAPITOL will be merged with and into GLOBAL and, immediately following the consummation of that liquidation, BANK will adopt a plan of liquidation whereby GLOBAL shall be merged with and into BANK, with BANK being the Surviving Corporation, all pursuant to the agreements of merger attached to this Agreement as Exhibit 2.1 (B) (the "BANK Merger Agreements") and in accordance with the applicable provisions of the California Financial Code and the California Corporations Code (the "BANK Mergers"). When used in this Agreement, the term "Mergers" shall mean the Interim Merger and BANK Mergers, and "Merger Agreements shall mean the Interim Merger Agreement and BANK Merger Agreements. The closing of the Mergers (the "Closing") shall take place at a location and time and Business Day to be designated by BANCORP and reasonably concurred to by GLOBAL (the "Closing Date") which shall not, however, be later than ten (10) Business Days after receipt of the Last Regulatory Approval, expiration of all applicable waiting periods and the completion of BANCORP Public Offering. The Mergers shall be effective when the last of the Merger Agreements (together with any other documents required by law to effectuate the Mergers) shall have been filed with the Secretary of State of the State of California and the Commissioner. When used in this Agreement, the term
"Effective Time" shall mean the time of filing of the last of the Merger Agreements with the Secretary of State, "Interim Surviving Corporation" shall mean GLOBAL, and "Surviving Corporation" shall mean BANK.

        Section 2.2 Effect of Mergers. By virtue of the Mergers and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of GLOBAL and CAPITOL shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of GLOBAL and CAPITOL, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of GLOBAL and CAPITOL immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in GLOBAL and CAPITOL shall not revert or be in any way impaired by reason of the Mergers; and all rights of creditors and liens upon any property of GLOBAL and CAPITOL shall be preserved unimpaired and all debts, liabilities and duties of GLOBAL and CAPITOL shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Mergers.

        Section 2.3 Articles of Incorporation. The Articles of Incorporation of BANK in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended and the name of the Surviving Corporation shall be "Humboldt Bank."

        Section 2.4  (Reserved).

        Section 2.5 Cancellation of GLOBAL Stock Options. At the Effective Time, all outstanding rights with respect to GLOBAL Common Stock pursuant to stock options under the GLOBAL Stock Option Plan which have not been exercised shall be canceled. BANCORP will not assume any stock options under the GLOBAL Stock Option Plan.

        Section 2.6  Conversion of GLOBAL Common Stock.

               2.6.1 Each share of GLOBAL Common Stock shall be converted at the Effective Time into and become the right to receive cash equal to the Cash Per Share Merger Price, shares of BANCORP Common Stock equal to the Stock Per Share Merger Price and an interest in the BANK Note with the right to receive at the Escrow Payment Date, in cash and/or BANCORP Common Stock, the Escrow Per Share Merger Price, subject to adjustment as provided in any other section of this Agreement; provided, however, that the shares held by any shareholder who properly exercises dissenters' rights provided under the California Corporations Code, shall not be so converted and in lieu of such conversion shall be treated in accordance with the provisions of the California Corporations Code. The total consideration to be delivered by BANCORP and BANK to the Exchange Agent, at the Effective Time, shall not exceed the Merger Price.

               2.6.2 Escrow Merger Price. The Escrow Merger Price to be paid under the provisions of Section 2.6.1 shall be subject to the following terms and conditions:

                      (i) The Escrow Merger Price shall be entitled to interest at the rate of eight percent (8%) of the Escrow Merger Price commencing as of the Determination Date as adjusted pursuant to Section 2.6.2 per annum, payable in cash to the Exchange Agent on a semi-annual basis on April 15 and October 15.

                      (ii) The Escrow Merger Price shall be adjusted downward on a quarterly basis at the end of each quarter to the extent an adjustment is required to reflect the effect of: (a) any Loan Loss on the Church
        Loan    portfolio    identified     on  Schedule 2.6.2(a)  up  to   a
        maximum of $1,024,000; (b) any Loan Loss on the Residential Loan portfolio identified on Schedule 2.6.2(b) up to a maximum of $1,420,000;
        (c) any  Loan  Loss on the FHA  Title  I Loan  portfolio  identified  on
        Schedule 2.6.2(c) up to a maximum of $500,000; (d) any Loan Loss on the Miscellaneous Loan portfolio identified on Schedule 2.6.2(d) up to a maximum of $109,000; (e) ninety percent (90%) of any Loan Loss on any of the Commercial Loans identified on Schedule 2.6.2(e) up a maximum of $5,520,000; (f) costs of litigation of any type, inclusive of attorneys' fees and settlements, resulting from GLOBAL's and or CAPITOL's actions or those of its directors, officers, employees or agents, which litigation was in existence prior to the Effective Time; (g) writedowns for any accounting adjustments required by BANCORP's certified public accountants for the December 31, 1999 audited financial statements of BANCORP which shall be issued no later than April 30, 2000 to bring the financial statements of GLOBAL and or CAPITOL as of the Determination Date into conformity with generally accepted accounting principles; (h) any losses on sale of other real estate owned on the books of CAPITOL at the Effective Time; (i) costs of the Mergers incurred by GLOBAL and or CAPITOL and not expended or properly accrued by GLOBAL and or CAPITOL prior to the Determination Date; (j) any of the above-described losses, net of any recoveries, incurred by GLOBAL and or CAPITOL from the Determination Date to the Effective Time; and (k) any and all expenses of the Global Shareholders Committee as provided by Section 9.1.

                      (iii) The Escrow Merger Price shall be adjusted upward on a quarterly basis at the end of each quarter to the extent an adjustment is required hereby to reflect the effect of (a) any recoveries on any loans of CAPITOL, up to the Escrow Payment Date, for which there has been a Loan Loss under Sections 2.6.2(ii)(a-d), (b) ninety percent (90%) of any recoveries on any loans of CAPITOL, up to the Escrow Payment Date, for which there has been a Loan Loss under Section 2.6.2(ii)(e),
        (c) any interest due on the Escrow Merger Price that has not been paid in cash prior to the Escrow Payment Date and (d) writeups for any accounting adjustments required by Bancorp's certified public accountants for the December 31, 1999 audited financial statements of Bancorp which shall be issued no later than April 30, 2000 to bring the financial statements of GLOBAL and CAPITOL as of the Determination Date into conformity with generally accepted accounting principles.

                      (iv) The  Escrow  Adjusted  Value  shall  mean the  Escrow
        Merger  Price  adjusted   pursuant  to  Section  2.6.2(ii)  and  Section
        2.6.2(iii).

                      (v) The Escrow Adjusted Value shall be paid by BANK on Escrow Payment Date which shall be distributed to the former GLOBAL shareholder in the form of the Escrow Per Share Merger Price. The Escrow Per Share Merger Price shall be paid in cash and BANCORP Common Stock through the Exchange Agent provided, however, that BANCORP shall not be required to deliver to the Exchange Agent more than two million dollars ($2,000,000) of BANCORP Common Stock valued at the BANCORP Market Value Per Share plus seven percent (7%) adjusted for stock splits and stock dividends.

                      (vi) In the event that BANCORP and the GLOBAL Shareholders Committee as provided for in Section 9.1 cannot agree on the Escrow Adjusted Value, BANCORP and the representative of GLOBAL shall each select an outside third party expert who shall select an additional third party expert to determine the Escrow Adjusted Value. The decision of the additional outside third party expert shall be final and binding upon the parties.

                      (vii) Except as provided in this section, BANCORP and HUMBOLDT shall have no rights of any kind whatsoever whether by offset of otherwise in or to the Escrow Merger Price for any claim, loss or damage asserted against GLOBAL or CAPITOL or their respective shareholders, directors, officers, and agents.

                      (viii) BANCORP, to the extent possible, will provide a minimum of fifteen days notice to the Global Shareholders Committee, as provided for in Section 9.1, of any adjustments to the Escrow Merger Price under Section 2.6.2 (ii).

        Section 2.7 Fractional Shares. No fractional shares of BANCORP Common Stock shall be issued as part of the Stock Per Share Merger Price or the Escrow Per Share Merger Price. Shareholders will be entitled to cash equal to the fractional share multiplied by the BANCORP Market Value Per Share.

        Section 2.8 Exchange Procedures. On or as soon as practicable after the Effective Time BANCORP or BANK will deliver to the Exchange Agent, (i) cash equal to the Cash Merger Price, (ii) certificates representing the number of shares of BANCORP Common Stock issuable in the Mergers; (iii) cash for the payout of fractional shares; and (iv) a promissory note issued by BANK equal to the Escrow Merger Price ("BANK Note").

               2.8.1 Upon surrender to the Exchange Agent for cancellation of one or more certificates for shares of GLOBAL Common Stock ("GLOBAL Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered GLOBAL Certificates, certificates representing the appropriate number of shares of BANCORP Common Stock ("New
Certificates"), checks for payment of the Cash Per Share Merger Price and a facsimile of the BANK Note with evidence of ownership. In no event shall the holders of GLOBAL Certificates be entitled to receive interest on cash amounts due them hereunder.

               2.8.2 Until a GLOBAL Certificate has been surrendered and exchanged as herein provided, each share of GLOBAL Common Stock represented by such GLOBAL Certificate shall represent, on and after the Effective Time, the right to receive the Per Share Merger Price. No dividends or other distributions that are declared on any shares of BANCORP Common Stock into which any shares of GLOBAL Common Stock have been converted at the Effective Time shall be paid to the holder of such GLOBAL shares until the GLOBAL Certificates evidencing such GLOBAL shares have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

               2.8.3 No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the GLOBAL Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to BANCORP or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of BANCORP or the Exchange Agent that such taxes have been paid or are not payable.

               2.8.4 Any BANCORP Common Stock or cash delivered to the Exchange Agent and not distributed pursuant to this Section 2.8 as of September 30, 2002 shall be returned to BANCORP, in which event the Persons entitled thereto shall look only to BANCORP for payment thereof.

               2.8.5 Notwithstanding anything to the contrary set forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of GLOBAL Common Stock shall be unable to surrender such holder's GLOBAL Certificates because such GLOBAL Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety satisfactory to the Exchange Agent and BANCORP.

               2.8.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of BANCORP Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of BANCORP Common Stock for the account of the Persons entitled thereto.

               2.8.7 After the Effective Time, there shall be no further registration of transfers of the shares of GLOBAL Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, GLOBAL Certificates representing such shares of GLOBAL Common Stock are presented to BANCORP, they shall be canceled and exchanged for the Per Share Merger Price as provided in this Article 2.

               2.8.8 After the Effective Time, BANK shall pay in cash to the Exchange Agent, for the benefit of former GLOBAL Shareholders, the interest required on the Escrow Merger Price under Section 2.6.2(i). The Exchange Agent shall deliver to the former GLOBAL Shareholders such interest on a semi-annual basis.

        Section 2.9  Exchange Procedures for Escrow Adjusted Value.

               2.9.1 Prior to the Escrow Payment Date the Exchange Agent will forward to all former GLOBAL shareholders a letter of transmittal and election form whereby each former GLOBAL shareholder shall elect to exchange the interest in the BANK Note in the form of cash or BANCORP Common Stock at the BANCORP Market Value Per Share plus ten percent (7%) adjusted for stock splits and stock dividends. If no election is made then such former GLOBAL shareholder shall receive only cash. BANCORP and BANK shall not be required to deliver to the Exchange Agent more than two million dollars ($2,000,000) of BANCORP Common Stock valued at the BANCORP Market Value Per Share plus seven percent (7%) adjusted for stock splits and stock dividends. If required, the Exchange Agent shall pro-rate to each former GLOBAL shareholder cash and BANCORP Common Stock as provided herein, except that no former GLOBAL shareholder will be required to take any consideration for the interest in the BANK Note except cash.

               2.9.2 On or as soon as practicable after the Escrow Payment Date, BANCORP or BANK will deliver to the Exchange Agent in exchange for the BANK Note, cash and BANCORP Common Stock equal to the Escrow Adjusted Value. Any cash delivered to the Exchange Agent pursuant to this Section 2.9 and not distributed as of September 30, 2002 shall be returned to BANCORP or BANK. No interest will be paid to former GLOBAL shareholders from cash deposited with the Exchange Agent pursuant to this Section 2.9.

        Section 2.10 Board of Directors of BANCORP and BANK following the Effective Time. At the Effective Time, the Board of Directors and officers of BANCORP and BANK shall be directors and officers of BANCORP and BANK after the

Effective Time, except that the Board of Directors of BANCORP and BANK shall be increased by one person selected by GLOBAL from GLOBAL's Board of Directors.


             ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF GLOBAL AND
                        CAPITOL

GLOBAL and CAPITOL represent and warrant to BANCORP and BANK as follows:

        Section 3.1 Organization; Corporate Power; Etc. GLOBAL is a California corporation duly organized validly existing and in good standing under the laws of the State of California and have all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business substantially as it is being conducted on the date of this Agreement. CAPITOL is a California state-chartered industrial loan company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. GLOBAL and CAPITOL have all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals and GLOBAL's shareholder approval, GLOBAL and CAPITOL will have the requisite corporate power and authority to perform its obligations hereunder with respect to the consummation of the transactions contemplated hereby. CAPITOL is authorized by the CDFI to conduct a general industrial loan business. CAPITOL is not a member of the Federal Reserve System. CAPITOL's deposits are insured by the FDIC in the manner and to the full extent provided by law. CAPITOL maintains and operates branch offices only in the State of California. Neither the scope of the business of GLOBAL, or any Subsidiary of GLOBAL, nor the location of any of their respective properties, requires that GLOBAL or any of its respective Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than the State of California, where the failure to be so licensed and qualified would have a Material Adverse Effect on GLOBAL taken as a whole.

        Section 3.2 Licenses and Permits. Except as disclosed on Schedule 3.2, GLOBAL and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on GLOBAL or CAPITOL or on the ability of GLOBAL or CAPITOL to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of GLOBAL and those of its Subsidiaries, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 3.3 Subsidiaries. Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which GLOBAL or CAPITOL owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

              Section 3.4 Authorization of Agreement; No Conflicts.

               3.4.1 The execution and delivery of this Agreement and the Merger Agreements by GLOBAL and CAPITOL, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of GLOBAL and CAPITOL, subject only to the approval of this Agreement, the Merger Agreements and the Merger by GLOBAL's shareholders and by GLOBAL as CAPITOL's sole shareholder. This Agreement has been duly executed and delivered by GLOBAL and CAPITOL and constitutes a legal, valid and binding obligation of GLOBAL and CAPITOL, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreements, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreements in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of GLOBAL and CAPITOL, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

               3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Merger Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of GLOBAL and CAPITOL, or except for the necessity of obtaining Requisite Regulatory Approvals and approval of a majority vote of the shareholders of GLOBAL, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GLOBAL and CAPITOL or any of its assets or properties, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on GLOBAL, CAPITOL or BANCORP following consummation of the Mergers; or (ii) will be cured or waived prior to the Effective Time. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the Merger Agreements by GLOBAL and CAPITOL or the performance by GLOBAL and CAPITOL of its obligations hereunder and thereunder, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; (b) the filing and approval of the Merger Agreements with the Secretary of the State of California and the Commissioner; (c) Tax Filings; and (d) as set forth in Schedule 3.4.

        Section 3.5 Capital Structure. The authorized capital stock of GLOBAL consists of 1,200,000 shares of GLOBAL Common Stock, no par value per share and 600,000 shares of GLOBAL Preferred Stock, no par value. No GLOBAL Preferred Stock has been issued. On the date of this Agreement, 670,850 shares of GLOBAL Common Stock were outstanding, and 35,750 shares of GLOBAL Common Stock were reserved for issuance pursuant to outstanding GLOBAL Stock Options under the GLOBAL Stock Option Plan. On the Effective Date GLOBAL shall have no more than 706,600 shares of GLOBAL Common Stock outstanding and all stock options under the GLOBAL Stock Option Plan that have not been exercised will be canceled. All outstanding shares of GLOBAL Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. CAPITOL has 175,000 shares of common stock, no par value per share, outstanding, all of which are owned by GLOBAL. Except for outstanding GLOBAL Stock Options under the GLOBAL Stock Option Plan, GLOBAL and CAPITOL do not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which GLOBAL and CAPITOL is a party or by which it is bound obligating GLOBAL and CAPITOL to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of GLOBAL and CAPITOL or obligating GLOBAL and CAPITOL to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 3.6 GLOBAL Filings.

               3.6.1 Since January 1, 1996, GLOBAL and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the Commissioner or Commissioner of the Department of Corporations; (c) the FDIC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to GLOBAL's shareholders during the three-year period ended December 31, 1998 (whether or not filed with any Regulatory Authority), are collectively referred to as the "GLOBAL Filings. Except to the extent prohibited by law, copies of the GLOBAL Filings have been made available to BANCORP. As of their respective filing or mailing dates, each of the past GLOBAL Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The GLOBAL Financial Statements, together with the financial statements contained in the GLOBAL Filings have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of GLOBAL as of the dates thereof and the results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

               3.6.2 GLOBAL and its subsidiaries have timely filed each report, schedule and amendments to each of the foregoing since January 1, 1996 that GLOBAL and CAPITOL were required to file with the Commissioner or Commissioner of the Department of Corporations and the FDIC (the "GLOBAL State Documents"), all of which have been made available to BANCORP. As of their respective dates, the GLOBAL State Documents complied in all material respects with the applicable requirements of the California Financial Code and the Federal Deposit Insurance Act, as the case may be, and the rules and regulations of the Commissioner or Commissioner of the Department of Corporations and the FDIC thereunder applicable to such GLOBAL State Documents, and none of the GLOBAL State Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of GLOBAL included in the GLOBAL Filings comply in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the Commissioner

(as applicable) with respect thereto, and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by regulations of the Commissioner) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of GLOBAL as of the dates thereof and the results of its operations and cash flows for the periods then ended.

                  Section 3.7 Accuracy of Information Supplied.

               3.7.1 No representation or warranty of GLOBAL and CAPITOL contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of GLOBAL or any of its Subsidiaries, to BANCORP in connection herewith and none of the information supplied or to be supplied by GLOBAL or its Subsidiaries to BANCORP hereunder contains or will contain any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               3.7.2  None of the  information  supplied  or to be  supplied  by
GLOBAL or relating to GLOBAL which is included or  incorporation by reference in
(i) the Registration Statement on Form S-1 to be filed with the SEC by BANCORP in connection with the BANCORP Public Offering of common stock and the Registration Statement on Form S-4 to be filed with the SEC by BANCORP in connection with the issuance of shares of BANCORP Common Stock in the merger of GLOBAL with and into BANK (including the Proxy Statement of GLOBAL and the Prospectus of BANCORP ("Proxy Statement/Prospectus") constituting a part thereof), (the Registration Statement on Form S-1 and the Registration Statement on Form S-4 are collectively referred to herein as the "Registration Statements") will, at the time that each of the Registration Statements become effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of GLOBAL through the date of the meeting of shareholders of GLOBAL to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the merger, the issuance of any shares of BANCORP Common Stock in connection with the merger of GLOBAL with and into BANK, or any Requisite Regulatory Approvals will in connection with the Mergers, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to BANCORP and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               3.7.3 GLOBAL has or will deliver to BANCORP copies of the audited balance sheets of GLOBAL and its Subsidiaries as of December 31, 1998, 1997 and 1996 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Grant Thornton & Co., independent public accountants (the "GLOBAL Financial Statements"), and GLOBAL will hereafter until the Closing Date deliver to BANCORP copies of additional financial statements of GLOBAL as provided in Sections 5.1.1(iii) and 6.1.11(iii). The GLOBAL Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of GLOBAL and its Subsidiaries as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, GLOBAL has delivered to BANCORP copies of all management or other letters delivered to GLOBAL by its independent accountants in connection with any of the GLOBAL Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of GLOBAL issued at any time since January 1, 1996, and will make available for inspection by BANCORP or its representatives, at such times and places as BANCORP may reasonably request, reports and working papers produced or developed by such accountants or consultants.

        Section 3.7.4 Notwithstanding anything set forth elsewhere in this Agreement no due diligence examination of GLOBAL or CAPITOL conducted by or on behalf of BANCORP and the BANK either prior or subsequent to execution of this Agreement, shall have any effect whatsoever on the representations of GLOBAL or CAPITOL in this Section 3 or in any other section of this Agreement.

        Section 3.8  Compliance  with  Applicable  Laws.  Except as disclosed on
Schedule 3.8, to the best of GLOBAL's or CAPITOL's Knowledge, the respective businesses of GLOBAL and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on GLOBAL or CAPITOL, or BANCORP at or following the Effective Time. Except as set forth in Schedule 3.8, no investigation or review by any Governmental Entity with respect to GLOBAL or CAPITOL is pending or, to the Knowledge of GLOBAL or CAPITOL threatened, nor has any Governmental Entity indicated to GLOBAL or CAPITOL an intention to conduct the same.

        Section 3.9 Litigation. Except as set forth in Schedule 3.9, there is no suit, action or proceeding or investigation pending, or to the Knowledge of GLOBAL or CAPITOL threatened against or affecting GLOBAL or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on GLOBAL or its Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GLOBAL or any of its Subsidiaries that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which GLOBAL or any of its Subsidiaries is a named party, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or has been adequately reserved for in accordance with GLOBAL's prior business practices.

        Section 3.10 Agreements with Banking Authorities. Except as disclosed on
Schedule 3.10,. neither GLOBAL nor any Subsidiary of GLOBAL is a party to any written agreement or memorandum of understanding with, or order or directive from, any Governmental Entity.

        Section 3.11 Insurance. GLOBAL and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by GLOBAL or any Subsidiary. None of GLOBAL or any of its Subsidiaries is in default under any such policy of insurance or bond such that it can be canceled and all material claims thereunder have been filed in timely fashion. GLOBAL and its Subsidiaries have filed claims with, or given notice of claim to, their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

        Section 3.12 Title to Assets other than Real Property. GLOBAL and its Subsidiaries have good and marketable title to all their properties and assets (other than real property which is the subject to Section 3.13), owned or leased by GLOBAL or any of its Subsidiaries, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except as disclosed on
Schedule 3.12 and except for: (a) encumbrances as set forth in the GLOBAL Financial Statements; (b) liens for current Taxes not yet due which have been fully reserved for; and (c) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use or the sale or other disposition of the property subject thereto or affected thereby. All such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

        Section 3.13 Real Property. Schedule 3.13 is an accurate list and general description of all real property owned or leased by GLOBAL or any of its Subsidiaries, including Other Real Estate Owned ("OREO"). Except as disclosed on
Schedule 3.13, each of GLOBAL and its respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters as are reflected in a written lease; (b) current Taxes (including assessments collected with Taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of GLOBAL CAPITOL to dispose, of the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. GLOBAL and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease;
(b) title exceptions affecting the fee estate of the lessor under such leases; and (c) other matters as described in Schedule 3.13. To the best of GLOBAL's or CAPITOL's Knowledge, the activities of GLOBAL and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, GLOBAL and its

Subsidiaries enjoy quiet possession under all material leases to which they are the lessees and all of such leases are valid and in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The buildings and improvements on real properties owned or leased by GLOBAL or any of its Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

        Section 3.14  Taxes.

               3.14.1 Filing of Returns. Except as set forth on Schedule 3.14.1, GLOBAL and its Subsidiaries have duly prepared and filed federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of GLOBAL and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. No extension of time within which GLOBAL or any of its Subsidiaries may file any Return is currently in force.

               3.14.2 Payment of Taxes. Except as disclosed on Schedule 3.14.2 with respect to all amounts in respect of Taxes imposed on GLOBAL or any Subsidiary or for which GLOBAL or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of GLOBAL or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

               3.14.3 Audit History. Except as disclosed on Schedule 3.14.3, there is no review or audit by any taxing authority of any Tax liability of GLOBAL or any Subsidiary currently in progress. Except as disclosed on Schedule 3.14.3, GLOBAL and its Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, for any Returns or Tax liability of GLOBAL or any Subsidiary for any period. GLOBAL and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of GLOBAL or any Subsidiaries filed for fiscal years ended on or after December 31, 1994 through the Closing Date, nor to the Knowledge of GLOBAL is there reason to believe that any material deficiency will be assessed.

               3.14.4 Statute of Limitations. Except as disclosed on Schedule 3.14.4, no agreements are in force or are currently being negotiated by or on behalf of GLOBAL or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of GLOBAL or any Subsidiaries are currently pending.

               3.14.5 Withholding Obligations. GLOBAL and its Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper taxing authorities within the time required under any applicable Tax law.

               3.14.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by GLOBAL or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

               3.14.7 Tax Reserves. GLOBAL and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The GLOBAL Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the GLOBAL Financial Statements and all periods prior thereto.

               3.14.8 Tax Elections. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by GLOBAL or its Subsidiaries shall be made after the date of this Agreement without the prior written consent of BANCORP, which shall not be unreasonably withheld. BANCORP shall be deemed to have consented in writing to any election GLOBAL or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Executive Officer of BANCORP in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election; and (ii) BANCORP shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

               3.14.9 IRC Section 382 Applicability. None of GLOBAL or any of its Subsidiaries, including any party joining in any consolidated return to which GLOBAL is a member, underwent an "ownership change" as defined in IRC
Section 382(GLOBAL) within the "testing period" (as defined in IRC Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

               3.14.10 Disclosure Information. Within 45 days of the date of this Agreement, GLOBAL will deliver to BANCORP a schedule setting forth the following information with respect to GLOBAL and CAPITOL and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) GLOBAL's and CAPITOL's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to GLOBAL and CAPITOL; and (c) the amount of any deferred gain or loss allocable to GLOBAL and CAPITOL and arising out of any deferred intercompany transactions.

        Section 3.15 Performance of Obligations. GLOBAL and its Subsidiaries have performed all material obligations required to be performed by them to date and none of GLOBAL or any of its Subsidiaries is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on GLOBAL or its Subsidiaries. To GLOBAL's and CAPITOL's Knowledge, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom GLOBAL or any of its Subsidiaries has an agreement that is of material importance to the businesses of GLOBAL or its Subsidiaries is in default thereunder.

        Section 3.16 Loans and Investments. Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of GLOBAL or their Subsidiaries are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described on
Schedule 3.16, as of June 1, 1999, no loans or investments held by GLOBAL or any Subsidiary are: (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a nonaccrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by GLOBAL and CAPITOL or any banking regulators; or (iii) on a nonaccrual status in accordance with GLOBAL's loan review procedures. Except as set forth on Schedule 3.16, none of such assets (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such assets at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of GLOBAL or CAPITOL are disclosed on Schedule 3.16. For outstanding loans or extensions of credit or commitments to make loans or extensions of credit where the original principal amounts are in excess of $25,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation, the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to GLOBAL or any Subsidiary, and to GLOBAL's or CAPITOL's Knowledge, is still in full force and effect.

        Section 3.17 Brokers and Finders. Except as set forth on Schedule 3.17, none of GLOBAL or any of its Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, the Merger Agreements, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. GLOBAL or CAPITOL agrees to indemnify and hold harmless BANCORP and its affiliates, and to defend with counsel selected by BANCORP and reasonably satisfactory to GLOBAL, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

        Section 3.18 Material Contracts. Schedule 3.18 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which GLOBAL or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by GLOBAL or CAPITOL in the ordinary course of its business and those items specifically disclosed in the GLOBAL Financial Statements.

        Section 3.19 Absence of Material Adverse Effect. Since January 1, 1999, the respective businesses of GLOBAL and its Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on GLOBAL or CAPITOL.

        Section 3.20 Undisclosed Liabilities. Except as disclosed on Schedule 3.20, none of GLOBAL or any of its Subsidiaries has any liabilities or obligations, either accrued, contingent or otherwise, that are material to GLOBAL and its Subsidiaries and that have not been: (a) reflected or disclosed in the GLOBAL Financial Statements; or (b) incurred subsequent to December 31, 1998 in the ordinary course of business. GLOBAL or CAPITOL has no Knowledge of any basis for the assertion against GLOBAL or any of its Subsidiaries, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on GLOBAL or CAPITOL that is not fully and fairly reflected and disclosed in the GLOBAL Financial Statements or on
Schedule 3.20.

        Section 3.21  Employees; Employee Benefit Plans; ERISA.

               3.21.1 All material obligations of GLOBAL or its Subsidiaries for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the GLOBAL Financial Statements and paid when due. All material obligations of GLOBAL or its Subsidiaries, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the GLOBAL Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.21.1, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the Knowledge of GLOBAL or CAPITOL, attempts to unionize or controversies threatened between GLOBAL or any Subsidiary or Affiliate and or relating to, any of their employees that are likely to have a Material Adverse Effect on GLOBAL and its Subsidiaries, taken as a whole. None of GLOBAL or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21.1, none of GLOBAL or any Subsidiary is a party to a written employment contract with any of their respective employees and there are no understandings with respect to the employment of any officer or employee of GLOBAL or any Subsidiary which are not terminable by GLOBAL or such Subsidiary without liability on not more than thirty (30) days' notice. Except as disclosed in the GLOBAL Financial Statements for the periods covered thereby, all material sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and all material benefit obligations under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.21.1, no director, officer or employee of GLOBAL or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Merger Agreement. To GLOBAL's or CAPITOL's Knowledge, it has materially complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, the Fair Labor Standards Act of 1938, as amended, and the Americans with Disabilities Act.

               3.21.2 GLOBAL has delivered as Schedule 3.21.2 a complete list of:

                      (a)    All current employees of GLOBAL or any of its
Subsidiaries   together  with  each  employee's   tenure  with  GLOBAL  or  such
Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

                      (b) All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

               3.21.3 Except as disclosed on Schedule 3.21.3, none of GLOBAL or any of its Subsidiaries maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of GLOBAL or any of its Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered to BANCORP, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of GLOBAL or its Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multi-employer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412 of the IRC, and none of GLOBAL or any of its Subsidiaries has been obligated to make a contribution to any such multi-employer or multiple employer plan within the past five years. None of the Employee Plans of GLOBAL or any of its Subsidiaries is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of GLOBAL or any of its Subsidiaries is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

               3.21.4 Except as disclosed in Schedule 3.21.2, none of GLOBAL or any of its Subsidiaries maintains (other than base salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of GLOBAL or any of its Subsidiaries or for any class or classes of such directors, officers or employees. Except as disclosed in
Schedule 3.21.2, none of GLOBAL or any of its Subsidiaries maintains any group or individual health insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of GLOBAL or any of its Subsidiaries, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this
Section 3.21.4, copies of which have been delivered to BANCORP, shall be herein referred to as a "Benefit Arrangement."

               3.21.5 To GLOBAL's or CAPITOL's Knowledge, all Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, comply with or will be amended to comply with applicable legal requirements. To GLOBAL's or CAPITOL's Knowledge, none of GLOBAL or any of its Subsidiaries, nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the IRC, that could subject GLOBAL or any of its Subsidiaries or BANCORP to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to GLOBAL's Knowledge, no employee of GLOBAL's or CAPITOL's or any Subsidiary, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject GLOBAL or any of its Subsidiaries to liability if GLOBAL or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21.5, GLOBAL and its Subsidiaries have not failed to make any material contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

               3.21.6 Except as set forth on Schedule 3.21.6, no Employee Plan or Benefit Arrangement has any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such Employee Plan. Except as set forth on Schedule 3.21.6, there is no pending, or to GLOBAL's or CAPITOL's Knowledge threatened, legal action, proceeding or investigation against any Employee Plan which could result in material liability to such Employee Plan, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

               3.21.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(2)) materially complies and has materially complied with the requirements of Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

               3.21.8 Except as disclosed in Schedule 3.21.8, none of GLOBAL or any of its Subsidiaries maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by GLOBAL or any of its Subsidiaries or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of GLOBAL or any Subsidiary or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement or the Merger Agreements.

        Section 3.22 Powers of Attorney. No power of attorney or similar authorization given by GLOBAL or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

        Section 3.23  Hazardous Materials. Except as set forth on Schedule 3.23:

               3.23.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of GLOBAL and its Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimis quantities discharged from motor vehicles in their ordinary operation on any of the GLOBAL Properties (as defined below), GLOBAL and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. To GLOBAL's or CAPITOL's Knowledge, no Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1995, or which is currently or during the past three years was leased, by GLOBAL or any of its Subsidiaries, including OREO (collectively, the "GLOBAL Properties"), or to GLOBAL's or CAPITOL's Knowledge, on or in any real property in which GLOBAL or any of its Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("GLOBAL Collateralizing Real Estate"), except for (i) matters disclosed on Schedule 3.23; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimis quantities discharged from, motor vehicles in their ordinary operation on such GLOBAL Properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the GLOBAL Property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against GLOBAL or any of its Subsidiaries in excess of $25,000 individually or in the aggregate. To GLOBAL's of CAPITOL's Knowledge, no activity has been undertaken on any of the GLOBAL Properties since January l, 1995, and to the Knowledge of GLOBAL or CAPITOL no activities have been or are being undertaken on any of the GLOBAL Collateralizing Real Estate, that would cause or contribute to:

                      (a) any of the GLOBAL Properties or GLOBAL Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

                      (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

                      (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal

Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401 et seq., or any similar federal or state law or local ordinance; the cumulative effect of which would have a material adverse effect on the GLOBAL Property or GLOBAL Collateralizing Real Estate involved.

               3.23.2 To the Knowledge of GLOBAL or CAPITOL, there are not, and never have been, any underground storage tanks located in or under any of the GLOBAL Properties.

               3.23.3 None of GLOBAL or any of its Subsidiaries has received any written notice of, and to the Knowledge of GLOBAL or CAPITOL none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the GLOBAL Properties or GLOBAL Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the GLOBAL Properties or GLOBAL Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of GLOBAL, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

               3.23.4 As used throughout this Agreement "Hazardous Substances" shall mean any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act); (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory); (iv) defined as a
"hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances);
(v) petroleum or any fraction thereof, any petroleum product and by-product, gasoline or crude oil; (vi) asbestos or asbestos containing materials; (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317); (ix) defined as a "hazardous waste" pursuant to Section 1004 of the RCRA; (x) defined as a "hazardous substance" pursuant to Section 101 of CERCLA; (ix) defined under all other existing and/or currently proposed federal, state and local laws, ordinances, rules, regulations, orders, requirements, and decrees (in each case having the force of law) regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; or (xii) any substance, product, waste or other material of any nature whatsoever which may give rise to liability (A) under any of the statutes or regulations described in clauses (i) through (ix) above; or (B) under any reported decisions of any state or federal court having jurisdiction over GLOBAL, CAPITOL or any portion of the GLOBAL Properties or GLOBAL Collateralizing Real Estate.

        Section 3.24 Stock Options. Schedule 3.24 to this Agreement contains a description of the GLOBAL Stock Option Plan and list of all GLOBAL Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

        Section 3.25 Regulatory Approvals To the best Knowledge of GLOBAL and CAPITOL there are no facts, events or conditions applicable to GLOBAL or CAPITOL which will or reasonably could adversely affect the likelihood of securing the regulators approvals or consents of any Governmental Entity to the Mergers and transactions completed by this Agreement.

        Section 3.26 Year 2000 Compliance All of GLOBAL's and CAPITOL's internal systems and all products and services marked by either of them are fully Year 2000 Compliant. To be "Year 2000 compliant," a system or product or service must at all times before, during and after January 1, 2000 accurately process and handle data and time data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, in the years 1999 and 2000, including leap year calculations, to the extent that other information technology used in combination with such internal systems and such products properly exchange date/time with it. To the extent any such internal systems and such products and services must perform as a system, such internal systems and such products and services used in combination with other such internal systems and such products and services, respectively, must properly exchange date/time data with them in accordance with the foregoing warranty. There are no pending, and neither GLOBAL or CAPITOL has any knowledge of any threatened, claims against GLOBAL or CAPITOL relating to whether the products and services of GLOBAL and CAPITOL are Year 2000 Compliant.

        Section 3.27 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of GLOBAL and CAPITOL set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.


              ARTICLE 4. REPRESENTATIONS And WARRANTIES OF BANCORP

        BANCORP and BANK represent and warrant to GLOBAL and CAPITOL that:

        Section 4.1 Organization; Corporate Power; Etc. BANCORP is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and have all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business substantially as it is being conducted on the date of this Agreement. BANCORP is a bank holding company registered under the BHCA. Each of BANCORP's Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business substantially as it is being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on BANCORP taken as a whole or the ability of BANCORP to consummate the transactions contemplated by this Agreement. BANCORP has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining all Requisite Regulatory Approvals, BANCORP will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. BANCORP is the sole shareholder of BANK. BANK is a California state-chartered banking authorized by the CDFI to conduct a general banking business in California. BANK is not a member of the Federal Reserve System. BANK's deposits are insured by the FDIC in the manner and to the full extent provided by law. Neither the scope of business of BANCORP or any Subsidiary, including BANK, nor the location of any of their respective properties, requires that BANCORP or any of its respective Subsidiaries be licensed to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation, where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on BANCORP taken as a whole.

        Section 4.2 Licenses and Permits. Except as disclosed on Schedule 4.2, BANCORP and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on BANCORP taken as a whole, or on the ability of BANCORP and/or BANK to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of BANCORP and those of its Subsidiaries, including BANK, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

        Section 4.3 Subsidiaries. Other than as set forth on Schedule 4.3, there is no corporation, partnership, joint venture or other entity in which BANCORP owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

        Section 4.4  Authorization of Agreement; No Conflicts.

               4.4.1 The execution and delivery of this Agreement and the Merger Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the parts of BANCORP and BANK. This Agreement has been duly executed and delivered by BANCORP and BANK and constitutes a legal, valid and binding obligation of BANCORP and BANK, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. The Merger Agreements, upon the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Merger Agreements in accordance with the applicable provisions of the California Corporations Code, will constitute a legal, valid and binding obligation of BANK and BANCORP, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

               4.4.2 Except as discussed on Schedule 4.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of BANCORP and BANK, or except for the necessity of obtaining the Requisite Regulatory Approvals and successful completion of the BANCORP Public Offering, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BANCORP or BANK or any of their assets or properties or any of their respective Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on BANCORP and BANK taken as a whole; or (ii) will be cured or waived prior to the Effective Time. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by BANCORP and BANK or the performance by BANCORP and BANK of their obligations hereunder, except for (a) filings required in order to obtain Requisite Regulatory Approvals; (b) the filing of the Form S-1 Registration Statement with the SEC relative to the BANCORP Public Offering and the declaration of the effectiveness of the Form S-1 Registration Statement by the SEC and any applicable state securities law regulatory authorities; (c) the filing of the Form S-4 Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof) with the SEC relating to the Mergers and the declaration of effectiveness of the Form S-4
Registration Statement by the SEC and any applicable state securities law regulatory authorities; (d) the filing and approval of the Merger Agreements with the Secretary of the State of California and the Commissioner; (e) any approvals required to be obtained pursuant to the BHCA or the Federal Deposit Insurance Act or any other required governmental approval for the execution and delivery of this Agreement by BANCORP and BANK or the consummation of the Mergers; (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of BANCORP Common Stock contemplated by this Agreement; and (f) as set forth in Schedule 4.4.

        Section 4.5 Capital Structure of BANCORP. As of the Effective Time, the authorized capital stock of BANCORP shall consist of 50,000,000 shares of BANCORP Common Stock, no par value per share. On the date of this Agreement 4,532,831 shares of BANCORP Common Stock were outstanding, 414,778 shares of BANCORP Common Stock were reserved for issuance pursuant to employee stock option and 710,698 shares of BANCORP Common Stock issuable under former BANK options (the "BANCORP Stock Plans"). All outstanding shares of BANCORP Common Stock are validly issued, fully paid and nonassessable and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. The issuance of the shares of BANCORP Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of BANCORP, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued and shares of BANCORP Common Stock, and will not have been issued in violation of any preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the BANCORP Stock Plans or as set forth in Schedule 4.5, BANCORP does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which BANCORP is a party or by which it is bound obligating BANCORP to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of BANCORP or obligating BANCORP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 4.6 BANCORP Filings.

               4.6.1 Since January 1, 1996, BANCORP and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the FDIC; (c) the SEC; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings including the BANCORP Financial Statements are collectively referred to as the "BANCORP Filings". Except to the extent prohibited by law, copies of the

BANCORP Filings have been made available to GLOBAL. As of their respective filing or mailing dates, each of the past BANCORP Filings complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               4.6.2 BANCORP, or BANK, as the case may be, have timely filed each report, schedule, and amendments to each of the foregoing since January 1, 1996 that BANCORP, or BANK, was required to file with the Federal Reserve Bank, FDIC or CDFI, all of which have been made available to GLOBAL. The financial statements of BANCORP included in the BANCORP Filings comply in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of BANCORP as of the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

        Section 4.7  Accuracy of Information Supplied.

               4.7.1 No representation or warranty of BANCORP contained herein or any statement, schedule, exhibit or certificate given or to be given by or on behalf of BANCORP or any of its Subsidiaries, including BANK, to GLOBAL in connection herewith and none of the information supplied or to be supplied by BANCORP or any of its Subsidiaries, including BANK, to GLOBAL hereunder contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               4.7.2  None of the  information  supplied  or to be  supplied  by
BANCORP or relating to BANCORP and BANK which is included or incorporated by reference in (i) the Registration Statements to be filed with the SEC by BANCORP in connection with the BANCORP Public Offering of common stock by BANCORP and the issuance of shares of BANCORP Common Stock in the Mergers will, at the time the Registration Statements become effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of GLOBAL through the date of the meeting of shareholders of GLOBAL to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, or any Governmental Entity in connection with the Mergers, the issuance of any shares of BANCORP Common Stock in connection with the Mergers, or any Requisite Regulatory Approvals in connection with the Mergers will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               4.7.3 BANCORP has or will deliver to GLOBAL copies of: (a) the audited balance sheets of BANCORP and its Subsidiaries as of December 31, 1998, 1997 and 1996 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Richardson & Company, independent public accountants (the "BANCORP Financial Statements"), and BANCORP will hereafter until the Closing Date deliver to GLOBAL copies of additional financial statements of BANCORP as provided in Section 5.1.1(iii). The BANCORP Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with GAAP, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the financial position of BANCORP and its Subsidiaries as of the respective dates indicated and the results of operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, BANCORP has delivered to GLOBAL copies of all management or other letters delivered to BANCORP by its independent accountants in connection with any of the BANCORP Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of BANCORP issued at any time since January 1, 1995, and will make available for inspection by GLOBAL or its representatives, at such times and places as GLOBAL may reasonably request, reports and working papers produced or developed by such accountants or consultants.

               4.7.4 Notwithstanding anything set forth elsewhere in the Agreement no due diligence examination of BANCORP or BANK conducted by or on behalf of GLOBAL and CAPITOL either prior or subsequent to execution of this Agreement, shall have any effect whatsoever on the representations of BANCORP or BANK in this Section 4 or in any other section of this Agreement.

        Section 4.8  Compliance  With  Applicable  Laws.  Except as disclosed on
Schedule 4.8, , to the best of BANCORP's Knowledge, the respective businesses of BANCORP and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole. No investigation or review by any Governmental Entity with respect to BANCORP is pending or, to the Knowledge of BANCORP threatened, nor has any Governmental Entity indicated to BANCORP an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole.

        Section 4.9 Performance of Obligations. BANCORP and its Subsidiaries have performed all material obligations required to be performed by them to date and none of BANCORP or any of its Subsidiaries is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse

Effect on BANCORP and its Subsidiaries, taken as a whole. To BANCORP's Knowledge, and except as disclosed on Schedule 4.9, no party with whom BANCORP or any of its Subsidiaries has an agreement that is of material importance to the business of BANCORP and its Subsidiaries, taken as a whole, is in default thereunder.

        Section 4.10 Regulatory Approval Neither BANCORP nor BANK is subject to any regulatory enforcement agreement. To the best knowledge of BANCORP there is no fact, event or condition applicable to BANCORP or BANK which will, or reasonably could be expected to, adversely affect the likelihood of securing the required approval or consent of any Governmental Entity to the Mergers and transaction contemplated by this Agreement.

        Section 4.11 Capital Offering To the best knowledge of BANCORP there is no fact, event or condition applicable to BANCORP or BANK which will, or reasonably could be expected to, adversely affect BANCORP's ability to raise the capital, through the BANCORP Public Offering, necessary to complete the Mergers and the transaction contemplated by this Agreement; provided, however, that BANCORP makes and shall be deemed to have made no representation and warranty concerning the effect stock market conditions or the market for financial institution securities generally, or the market for BANCORP's securities in particular, may have on BANCORP's ability to raise capital, and this representation and warranty shall not be deemed to have been breached by BANCORP if stock market conditions or the market for financial institution securities generally, or the market for BANCORP's securities in particular, are such that BANCORP is unable to raise additional equity capital in a sufficient amount or, in BANCORP's sole judgment, on acceptable terms.

        Section 4.12 Undisclosed Liabilities. Except as disclosed on Schedule 4.12, none of BANCORP or BANK has any liabilities or obligations, either accrued, contingent or otherwise, that are material to BANCORP or BANK and that have not been: (a) reflected or disclosed in the BANCORP Financial Statements; or (b) incurred subsequent to December 31, 1998 in the ordinary course of business. BANCORP or BANK has no Knowledge of any basis for the assertion against BANCORP or BANK, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect on BANCORP or BANK that is not fully and fairly reflected and disclosed in the BANCORP Financial Statements or on Schedule 4.12.

        Section 4.13 Litigation Except as set forth in Schedule 4.13, there is no suit, action or proceeding or investigation pending, or to the Knowledge of BANCORP and BANK threatened against or affecting BANCORP or BANK which, if adversely determined, would have a Material Adverse Effect on BANCORP or BANK; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BANCORP or BANK that has, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect.

        Section 4.14  Taxes.

               4.14.1 Filing of Returns. Except as set forth on Schedule 4.14.1(a), BANCORP and its Subsidiaries have duly prepared and filed federal, state, and local Returns (for Tax or informational purposes) which were required to be filed by or in respect of BANCORP and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, asset, operations, activities, status, and any other information required to be shown thereon. Except as set forth in
Schedule 4.14.1(b), no extension of time within which BANCORP or any of its Subsidiaries may file any Return is currently in force.

               4.14.2 Payment of Taxes. Except as disclosed on Schedule 4.14.2 with respect to all amounts in respect of Taxes imposed on BANCORP or any Subsidiary or for which BANCORP or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of BANCORP or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

        Section 4.15 Year 2000 Compliance All of BANCORP's and BANK's internal systems and all products and services marked by either of them are fully Year 2000 Compliant. To be "Year 2000 compliant," a system or product or service must at all times before, during and after January 1, 2000 accurately process and handle data and time data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, in the years 1999 and 2000, including leap year calculations, to the extent that other information technology used in combination with such internal systems and such products properly exchange date/time with it. To the extent any such internal systems and such products and services must perform as a system, such internal systems and such products and services used in combination with other such internal systems and such products and services, respectively, must properly exchange date/time data with them in accordance with the foregoing warranty. There are no pending, and neither BANCORP or BANK has any knowledge of any threatened, claims against BANCORP or BANK relating to whether the products and services of BANCORP and BANK are Year 2000 Compliant.

        Section 4.16 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of BANCORP and BANK set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.


                              ARTICLE 5. COVENANTS

        Section 5.1  Access to Information, Due Diligence, etc.

               5.1.1 Upon reasonable notice, each party shall permit the other party and their accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, and shall furnish or provide access to each other as soon as practicable, (i) a copy of each of GLOBAL's Filings or BANCORP's Filings filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of any of GLOBAL or any of its Subsidiaries shall be furnished to BANCORP at least 15 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of BANCORP, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service or other taxing authority, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a balance sheet of GLOBAL or BANCORP as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as GLOBAL or BANCORP may reasonably request. In furtherance of the foregoing BANCORP or BANK shall have the right to examine CAPITOL's loan portfolio on a monthly basis.

               5.1.2 Until the Effective Time, a representative of BANCORP shall be entitled and shall be invited to attend meetings of the Board of Directors of GLOBAL and CAPITOL, and at least five (5) days' prior written notice of the dates, times and places of such meetings shall be given to BANCORP except that in the case of special meetings BANCORP shall receive the same number of days' prior notice as GLOBAL's or CAPITOL's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by GLOBAL or CAPITOL, and (ii) involve discussions between such Board of Directors or such Loan Committee and legal counsel for GLOBAL or CAPITOL that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of BANCORP.

               5.1.3 BANCORP, BANK, GLOBAL and CAPITOL each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law) any information received from the other, unless and until such documents and other information otherwise becomes publicly available or unless the disclosure of such information is required by this Agreement or authorized by each party. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all nonpublic documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

        Section 5.2  Shareholder Approval.

               5.2.1 GLOBAL shall promptly call a meeting of its shareholders to be held at the earliest practicable date after the date on which the Registration Statements are filed with the SEC for the purpose of approving this Agreement and authorizing the Merger Agreements and the Mergers. GLOBAL's Board of Directors will recommend to GLOBAL shareholders, approval of this Agreement, the Merger Agreements and the Mergers; provided, however, that the GLOBAL Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that a Superior Proposal (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

               5.2.2 If the merger of GLOBAL with and into BANK is approved by vote of the shareholders of GLOBAL, then, within ten (10) days thereafter GLOBAL shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

               5.2.3 Prior to the Effective Time of the Merger, GLOBAL, as the sole shareholder of CAPITOL, and BANCORP as sole shareholder of BANK, shall take all action necessary for the consummation of the Mergers.

        Section 5.3  Taking of Necessary Action.

               5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of GLOBAL's, CAPITOL's, BANCORP's or BANK's Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreements, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, BANCORP, BANK, GLOBAL and CAPITOL will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of
BANCORP or GLOBAL advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, BANCORP shall cause BANK to take all actions necessary to execute and file the Merger Agreements and to effect all transactions contemplated of BANCORP by this Agreement and GLOBAL and CAPITOL shall take all actions necessary to effect all transactions contemplated by this Agreement and the Merger Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Merger Agreements, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of GLOBAL or CAPITOL, the proper officers or directors of BANCORP, BANK, GLOBAL or CAPITOL, as the case may be, shall take all such necessary action.

               5.3.2 The obligations of GLOBAL and CAPITOL  contained in Section
6.2.5 of this Agreement shall continue to be in full force and effect despite any Default thereof by reason of receipt of a Superior Proposal (defined below) and any Default thereof by the defaulting party shall entitle BANCORP to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the Board of Directors or officers of GLOBAL or CAPITOL which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of GLOBAL's Board of Directors and officers to its shareholders. Notwithstanding the foregoing, however, in the event of a termination of this Agreement by BANCORP and the actual payment of the liquidated damages as provided for in
Section 8.5 of this Agreement, neither GLOBAL or CAPITOL or their respective directors or officers shall have any obligations or liabilities of any kind under this Agreement by reason of any such Default, and BANCORP shall have no further obligations of any kind under this Agreement.

               5.3.3 GLOBAL shall use its best efforts to cause each director, executive officer and other Person who is an "Affiliate" of GLOBAL (for purposes of Rule 145 under the Securities Act) to deliver to BANCORP, on the date of this

Agreement, a written agreement in the form attached hereto as Exhibit 5.3 (the "Affiliate Agreements") which shall include a 180 day lockup provision.

        Section 5.4  Registration Statements and Applications.

               5.4.1 BANCORP and GLOBAL will  cooperate and jointly  prepare and file as promptly as practicable the Registration Statements, the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of BANCORP and GLOBAL shall use all reasonable efforts to have the Registration Statements declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Proxy Statement/Prospectus to the shareholders of GLOBAL. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

               5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

        Section 5.5  Expenses.

               5.5.1 Subject to the provisions of this Agreement relating to the payment by HUMBOLDT of certain of GLOBAL's expenses incurred in the preparation of the Proxy Statement/Prospectus and BANCORP Public Offering, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

               5.5.2 GLOBAL and CAPITOL shall use their best efforts to ensure that their attorneys, accountants, financial advisors, investment bankers and other consultants engaged by it in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Determination Date and that all such expenses are paid or properly accrued prior to the Determination Date.

        Section 5.6  Notification of Certain Events.

               5.6.1 GLOBAL shall provide to BANCORP, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.2 BANCORP shall provide to GLOBAL, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3 and 6.4, which notice shall provide reasonable detail as to the subject matter thereof.

               5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, financial condition, results of operations, liabilities or personnel of such party or on its ability to consummate the transactions contemplated by this Agreement or the Merger Agreements.

               5.6.4 GLOBAL and BANCORP shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statements at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statements otherwise are required to be amended and supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. BANCORP shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act. If the amendment or supplement so required relates to information concerning GLOBAL, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by GLOBAL.

        Section 5.7 Closing Schedules. Subject to the provisions of Section 5.10, GLOBAL and CAPITOL has delivered to BANCORP on or before the date of this Agreement all of the Schedules to this Agreement which GLOBAL and CAPITOL are required to deliver to BANCORP hereunder (the "GLOBAL Schedules"). BANCORP has delivered to GLOBAL on or before the date of this Agreement all of the Schedules to this Agreement which BANCORP is required to deliver to GLOBAL hereunder ( the "BANCORP Schedules"). Immediately prior to the Closing Date, GLOBAL and CAPITOL shall have prepared updates of the GLOBAL Schedules provided for in this Agreement and shall deliver to BANCORP revised schedules containing the updated information (or a certificate signed by GLOBAL's or CAPITOL's Chief Executive Officer stating that there have been no changes on the applicable schedules); and BANCORP shall have prepared updates of the BANCORP Schedules provided for in this Agreement and shall deliver to GLOBAL revised Schedules containing updated information (or a certificate signed by BANCORP's Chief Executive Officer stating that there has been no change on the applicable schedules.) Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules." The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable under the circumstances. In the event the Closing Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on GLOBAL, on the one hand, or on BANCORP, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered Schedules hereto, the party delivering such Closing
Schedules (the "Affected Party") shall so notify the other party in the letter of transmittal for such Closing Schedules, the Closing Date shall be delayed for seven (7) Business Days and such other party shall be entitled to terminate this Agreement within five (5) Business Days after receiving such Closing Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless (i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or (ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section 8.5 hereof.

        Section 5.8 Additional Accruals/Appraisals. Prior to the Closing Date, but after the Determination Date, at BANCORP's request, GLOBAL or CAPITOL shall, consistent with GAAP and applicable banking regulations, establish such additional accruals and reserves immediately prior to the Closing Date as may be necessary to conform GLOBAL's or CAPITOL's accounting and credit and OREO loss reserve practices and methods to those of BANCORP or BANK, provided, however, that no accrual or reserve made by GLOBAL or CAPITOL pursuant to this Section 5.8, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on GLOBAL or CAPITOL resulting from GLOBAL's or CAPITOL's compliance with this Section 5.8, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. Additionally, no such accrual or reserve made by GLOBAL or CAPITOL pursuant to this Section 5.8 shall be used by the parties in the calculation of the Stock Per Share Merger Price.

        Section 5.9 NASDAQ BANCORP will take all appropriate action to list BANCORP Common Stock on the NASDAQ National Market System as soon as practicable after the Effective Time.

        Section 5.10 Updated Schedules and Exhibits. The parties acknowledge that the Schedules and Exhibits attached to this Agreement are incomplete as of the date hereof. The parties shall update and complete all Schedules and Exhibits required by this Agreement and shall deliver to the other parties such updated and completed Schedules and Exhibits within 30 days of the execution of this Agreement.

                         ARTICLE 6. CONDUCT OF BUSINESS

        Section 6.1 Affirmative Conduct of GLOBAL and CAPITOL . During the period from the date of execution of this Agreement through the Effective Time, GLOBAL and CAPITOL shall carry on their business, and in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all California state-chartered industrial loan corporations or all nonmember financial entities insured by the FDIC and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationships with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

               6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

               6.1.2 Advise BANCORP promptly in writing of any change that would have a Material Adverse Effect on its capital structure, financial condition, assets, results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

               6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries;

               6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify BANCORP in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage;

               6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on GLOBAL or CAPITOL;

               6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on GLOBAL or CAPITOL;

               6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity;

               6.1.8 Maintain its assets and properties in good condition and repair, normal wear and tear excepted;

               6.1.9 Promptly advise BANCORP in writing of any event or any other transaction within the Knowledge of GLOBAL and CAPITOL, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of GLOBAL Common Stock either prior to or after the record date fixed for the GLOBAL shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               6.1.10 (a) Prior to the Determination Date maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in GLOBAL's portfolio of loans and leases, in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations but in no exception shall such account be less than two million dollars ($2,000,000);

                      (b) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by GLOBAL and CAPITOL, GLOBAL and CAPITOL has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction, and such regulatory authority retracts its direction requiring such charge-off;

               6.1.11 Furnish to BANCORP, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the Board of Directors of GLOBAL and CAPITOL and access to the working papers related thereto, provided, however, that GLOBAL and CAPITOL need not furnish BANCORP any materials relating to deliberations of GLOBAL's and CAPITOL's Board of Directors with respect to its approval of this Agreement, communications of GLOBAL's and CAPITOL's legal counsel with the Board of Directors or officers of GLOBAL and CAPITOL regarding GLOBAL's and CAPITOL's rights against or obligations to BANCORP or its Subsidiaries under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to GLOBAL and CAPITOL or filed with or received from any Federal Reserve Bank, the FDIC, the Commissioner or any Governmental Entity;
(iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for GLOBAL and CAPITOL and its Subsidiaries and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for GLOBAL and CAPITOL, in each case prepared on a basis consistent with past practice; and (iv) such other reports as BANCORP may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to GLOBAL and CAPITOL. Each of the financial statements of GLOBAL and CAPITOL delivered pursuant to this Section 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of GLOBAL and CAPITOL to the effect that such financial statements fairly present the financial information presented therein of GLOBAL and CAPITOL, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

               6.1.12 GLOBAL and CAPITOL agree that through the Effective Time, as of their respect dates, (i) each GLOBAL Filing will be true and complete in all material respects; and (ii) each GLOBAL Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such GLOBAL Filings that is intended to present the financial position of GLOBAL and CAPITOL during the periods involved to which it relates will fairly present in all material respects the financial position of GLOBAL and CAPITOL and will be prepared in accordance with GAAP or consistent with applicable regulatory accounting principles and banking law and banking regulations, except as stated therein;

               6.1.13 Maintain reserves for contingent liabilities in accordance with GAAP or applicable regulatory accounting principles, and consistent with past practices;

               6.1.14 Promptly notify BANCORP of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against GLOBAL and CAPITOL or any of their assets;

               6.1.15 Inform BANCORP of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of GLOBAL and CAPITOL as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). GLOBAL and CAPITOL will furnish to BANCORP, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $10,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $10,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $10,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $10,000); and (vi) OREO or assets owned stating with respect to each its type;

               6.1.16 Furnish to BANCORP, upon BANCORP's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the loan or lease type;
(ii) loans or leases (including any commitments) by GLOBAL and CAPITOL to any director or officer (at or above the Vice President level) of GLOBAL or any of its Subsidiaries, or to any Person holding 5% or more of the capital stock of GLOBAL, including, with respect to each such loan or lease, the identity and, to the best Knowledge of GLOBAL and CAPITOL, the relation of the borrower to GLOBAL and CAPITOL, the loan or lease type and the outstanding and undrawn amounts; and
(iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $10,000); and

               6.1.17  Make   available   to  BANCORP   copies  of  each  credit
authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $25,000 or more (on a noncumulative basis) for secured loans or secured extensions of credit and $10,000 in the case of unsecured loans or unsecured extensions of credit, which are approved by GLOBAL and CAPITOL after the date of this Agreement, within ten Business Days of preparation of such packages.

        Section 6.2 Negative Covenants of GLOBAL and CAPITOL. During the period from the date of execution of this Agreement through the Effective Time, GLOBAL and CAPITOL agree that without BANCORP's prior written consent, they shall not:

               6.2.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of, any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(c) repurchase or otherwise acquire any shares of its capital stock;

               6.2.2 Take any action that would or might result in any of the representations and warranties of GLOBAL and CAPITOL set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

               6.2.3 Issue, deliver, sell, or grant, or authorize the issuance, delivery, sale or grant of, or purchase, any shares of the capital stock of GLOBAL and CAPITOL or any securities convertible or exercisable into or exchangeable for such capital stock, or any rights, warrants or options, except for the exercise of existing stock options under existing stock option plans or enter into any agreements to do any of the foregoing;

               6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement;

               6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than BANCORP, and its representatives) concerning any such solicited Acquisition Proposal. GLOBAL and CAPITOL shall notify BANCORP immediately if any inquiry regarding an Acquisition Proposal is received by GLOBAL and CAPITOL, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than BANCORP would acquire or participate in a merger or other business combination or reorganization involving GLOBAL and CAPITOL; (b) proposal by which any Person or group, other than BANCORP, would acquire the right to vote ten percent (10%) or more of the capital stock of GLOBAL entitled to vote for the election of directors; (c) acquisition of the assets of GLOBAL and CAPITOL other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of GLOBAL, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent GLOBAL and CAPITOL or GLOBAL's and CAPITOL's Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of GLOBAL, if and only to the extent that (A) the Board of Directors of GLOBAL and CAPITOL has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to GLOBAL's shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and GLOBAL's and CAPITOL's Board of Directors have determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for GLOBAL and CAPITOL to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, GLOBAL's and CAPITOL's Board of Directors has received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between GLOBAL, CAPITOL, BANCORP and BANK, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto;

               6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material to GLOBAL and CAPITOL, other than in the ordinary course of business consistent with prior practice;

               6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to GLOBAL and CAPITOL, except in the ordinary course of business consistent with prior practice;

               6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of GLOBAL or any of its Subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

               6.2.9 Enter into any Understanding, except: (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in its ordinary course of business consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; (b) commitments to make loans or other extensions of credit in the ordinary course of business consistent with prior practice; and (c) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time;

               6.2.10 Make or enter into a commitment to make any loan or other extension of credit to any director, officer or employee of GLOBAL or any of its Subsidiaries, except in accordance with practice or policy in existence on the date of this Agreement and in compliance with all applicable laws and all applicable regulations and directives of any Governmental Entity;

               6.2.11 Except in the ordinary course of business consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

               6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business consistent with prior practice or as required by any existing contract;

               6.2.13 Make the credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or the Loan Loss Reserve policies, less stringent than those in effect on December 31, 1998 or reduce the amount of the Loan Loss Reserves or any other reserves for potential losses or contingencies;

               6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $5,000 individually or $15,000 in the aggregate;

               6.2.15 Renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person;

               6.2.16 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

               6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by BANCORP, which approval will not be unreasonably withheld, in writing, or file or amend any federal, foreign, state or local Tax Return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law and, then, only after submitting such Tax return or report or proposed Tax election or change in any method or period of accounting, to BANCORP for its approval, which it shall not unreasonably withhold or delay;

               6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement;

               6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or regulatory accounting principles as concurred to by GLOBAL's independent public accountants;

               6.2.20 Take or cause to be taken into OREO any  property  without
(a) a Phase I environmental report, reporting no adverse environmental condition on such property, with a copy of such report delivered to BANCORP prior to taking such property into OREO; and (b) the written consent of BANCORP, which shall not be unreasonably withheld.

        Section 6.3 Conduct of BANCORP. During the period from the date of execution of this Agreement through the Effective Time, BANCORP agrees (except to the extent GLOBAL shall otherwise consent in writing) to do the following:

               6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

               6.3.2 Advise GLOBAL promptly in writing of any change that would have a Material Adverse Effect on its capital structure, consolidated financial condition, consolidated assets, consolidated results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

               6.3.3 Use its best efforts to accomplish the BANCORP Public Offering necessary to complete the Mergers.

               6.3.4 Use its best efforts to file all required applications with the Commissioner, FRB and FDIC on or before July 30, 1999.

               6.3.5 Furnish to GLOBAL, as soon as practicable, and in any event within fifteen days after it is prepared: (i) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to BANCORP and BANK or filed with or received from any Federal Reserve Bank, the FDIC, the Commissioner or any Governmental Entity; (ii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for BANCORP and quarterly unaudited balance sheets, statements of income and changes in shareholders' equity for BANCORP and BANK, in each case prepared on a basis consistent with past practice; and (ii) such other reports as GLOBAL may reasonably request (which are otherwise deliverable under this Section 6.3.5) relating to BANCORP and BANK.

               6.3.6 BANK will furnish to GLOBAL, as soon as practicable, and in any event within fifteen days after the end of each calendar quarter, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $100,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $100,000); (iii) renegotiated loans by type (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers); (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $100,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $100,000); and (vi) OREO or assets owned stating with respect to each its type;

        Section 6.4 Negative Covenants of BANCORP. During the period from the date of execution of this Agreement through the Effective Time, BANCORP agrees that without GLOBAL's prior written consent, it shall not:

               6.4.1 (a) Declare or pay any dividend on, other than regular cash dividends consistent with past practices, or make any other distribution in respect of, any of its capital stock; (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than a previously announced 5-for-2 stock split effective July 1, 1999; or (c) repurchase or otherwise acquire any shares of its capital stock;

               6.4.2 Take any action that would or might result in any of the representations and warranties of BANCORP set forth in the Agreement becoming untrue in any material respect or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority;

                   ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

        Section 7.1 Conditions to the Parties' Obligations. The obligations of all the parties to this Agreement to effect the Mergers shall be subject to the fulfillment of the following conditions:

               7.1.1 This Agreement, the Merger Agreements and the Mergers shall have been validly approved by the holders of a majority of the outstanding shares of GLOBAL Common Stock entitled to vote;

               7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Mergers under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation;

               7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers, by any Government Entity which: (i) makes the consummation of any of the mergers illegal; (ii) requires the divestiture by BANCORP of any material asset or of a material portion of the business of BANCORP; or (iii) imposes any condition upon BANCORP or its Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of BANCORP would be materially burdensome;

               7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby;

               7.1.5 BANCORP and GLOBAL shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Exhibits 7.1.5A and 7.1.5B, respectively, dated as of the Closing Date;

               7.1.6 No action, suit or proceeding shall have been instituted or threatened  before  any court or  governmental  body  seeking  to  challenge  or restrain the transactions contemplated by this Agreement or the Merger Agreements which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions; and

        Section 7.2 Conditions to BANCORP's Obligations. The obligations of BANCORP to effect either of the Mergers shall be subject to the fulfillment (or waiver, in writing, by BANCORP) of the following conditions:

               7.2.1 Except as otherwise provided in this Section 7.2, (a) the representations and warranties of GLOBAL and CAPITOL contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on GLOBAL, CAPITOL or the Surviving Corporation, or upon the consummation of the transactions contemplated hereby; (b) GLOBAL and CAPITOL shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on GLOBAL and CAPITOL or the Surviving Corporation, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling BANCORP to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) GLOBAL and CAPITOL shall have delivered to BANCORP certificates dated the date of the Effective Time and signed by the President and Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c);

               7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Mergers required to be obtained from any Person under any agreement, contract or license to which GLOBAL and CAPITOL is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on GLOBAL, CAPITOL, the Surviving Corporation or BANCORP at or following the Effective Time, or on the transactions contemplated by this Agreement;

               7.2.3 GLOBAL and CAPITOL shall have delivered its Closing Schedules to BANCORP on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the GLOBAL Schedules (or in the GLOBAL Financial Statements) delivered on the date of execution of this Agreement that has had, would have, or could be reasonably likely to have, a Material Adverse Effect on GLOBAL, CAPITOL, the Surviving Corporation or BANCORP at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.2.4 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on GLOBAL, or its Subsidiaries, and BANCORP shall have received a certificate signed on behalf of GLOBAL and CAPITOL by the President and Chief Executive Officer of GLOBAL and CAPITOL to such effect;

               7.2.5 Counsel for BANCORP shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to BANCORP hereunder or that are reasonably requested by such counsel;

               7.2.6 The issuance of the BANCORP Common Stock in the merger of HBMC with and into GLOBAL shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked;

               7.2.7  Neither   GLOBAL  or  CAPITOL  shall  be  subject  to  any
memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect on BANCORP or BANK after the Effective Time;

               7.2.8 BANCORP's Board of Directors shall have received an opinion to the effect that the terms of the Mergers, from a financial standpoint, are fair to the shareholders of BANCORP (the "Bancorp Financial Opinion") and such opinion shall not have been revoked at any time prior to the Effective Time;

               7.2.9 BANCORP shall have completed the BANCORP Public Offering and shall have received the amount of cash necessary to complete the Mergers.

               7.2.10 All of GLOBAL's and CAPITOL's director-shareholders shall have delivered to BANCORP on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.10;

               7.2.11  GLOBAL  shall  have  provided  to  BANCORP   satisfactory
evidence that GLOBAL Stock Options have either been exercised or canceled.

        Section 7.3  Conditions  to GLOBAL's  Obligations.  The  obligations  of
GLOBAL to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by GLOBAL) of the following conditions:

               7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of BANCORP contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on BANCORP and BANK, taken as a whole, or upon consummation of the transactions contemplated hereby; (b) BANCORP shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on BANCORP and BANK, taken as a whole, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling GLOBAL to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) BANCORP shall have delivered to GLOBAL certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c);

               7.3.2 Counsel for GLOBAL shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to GLOBAL hereunder or that are reasonably requested by such counsel;

               7.3.3 There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of BANCORP and its Subsidiaries, taken as a whole, from December 31, 1998 to the Effective Time that results in a Material Adverse Effect as to BANCORP and its Subsidiaries, taken as a whole;

               7.3.4 BANCORP shall have delivered its Closing Schedules to GLOBAL on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the BANCORP Schedules (or in the BANCORP Financial Statements) delivered on the date of execution of this Agreement that has had, or would have a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, at or after the Effective Time, or on the consummation of the transactions contemplated hereby;

               7.3.5 GLOBAL's Board of Directors shall have received an opinion to the effect that the terms of the Mergers, from a financial standpoint, are fair to the shareholders of GLOBAL ("Global Fairness Opinion") and such opinion shall not have been revoked at any time prior to the Effective Time;

               7.3.6 BANCORP shall have delivered written evidence to GLOBAL's Board of Directors of the continuation of directors and officers liability insurance for the Boards of Directors of GLOBAL and CAPITOL for a period of three years after the Effective Time, which is at least equal to the directors and officers liability insurance coverage in existence at GLOBAL and CAPITOL at the date of this Agreement.

                        ARTICLE 8.  TERMINATION, AMENDMENTS And WAIVERS

        Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time;

               8.1.1 By mutual consent of the Boards of Directors of BANCORP and GLOBAL;

               8.1.2 By BANCORP or GLOBAL upon the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

               8.1.3 By BANCORP or GLOBAL if an Acquisition Event involving GLOBAL or CAPITOL shall have occurred;

               8.1.4 By GLOBAL if there shall have been a material breach of any of the representations or warranties of BANCORP set forth in this Agreement, which breach, in the reasonable opinion of GLOBAL, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of GLOBAL, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on BANCORP and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

               8.1.5 By BANCORP if there shall have been a material breach of any of the representations or warranties of GLOBAL or CAPITOL set forth in this Agreement, which breach, in the reasonable opinion of BANCORP, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of BANCORP, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on GLOBAL or CAPITOL or upon the consummation of the transactions contemplated hereby;

               8.1.6 By GLOBAL after the occurrence of a Default by BANCORP and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of GLOBAL, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.7 By BANCORP after the occurrence of a Default by GLOBAL or CAPITOL and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of BANCORP, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing;

               8.1.8 By BANCORP if the Closing Schedules delivered by GLOBAL disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the GLOBAL Financial Statements delivered to BANCORP on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on GLOBAL or CAPITOL, or after the Effective Time, on BANCORP, or on the consummation of the transactions contemplated hereby (an "GLOBAL Material Adverse Event");

               8.1.9 By GLOBAL upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to December 31, 1999; or

               8.1.10 By BANCORP upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to December 31, 1999;

               8.1.11 By GLOBAL if BANCORP shall not have completed the BANCORP Public Offering by October 31, 1999;

               8.1.12 By BANCORP or GLOBAL within five business days of the receipt of updated and complete schedules and exhibits to this Agreement described in Section 5.10 hereof;

               8.1.13 By GLOBAL if Global's Board of Directors does not receive the Global Fairness Opinion within thirty days of the execution of this Agreement;

               8.1.14 By GLOBAL or BANCORP upon the completion of due diligence of the other party, which due diligence must be completed within thirty days of the execution of this Agreement, provided however that the due diligence of GLOBAL and CAPITOL by BANCORP shall be limited to legal, corporate or financial matters.

        Section 8.2  Effect of Termination; Survival.  Except as provided in
Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

        Section 8.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of GLOBAL; provided, however, that after any such approval by GLOBAL shareholders, no amendments shall be made which by law require further approval by GLOBAL shareholders without such further approval.

        Section 8.4 Waiver. Any term or provision of this Agreement other than regulatory approval or any other provision required by law, may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

        Section 8.5  Liquidated Damages; Cancellation Fee.

               8.5.1 In the event of the occurrence of (i) an Acquisition Event involving GLOBAL or CAPITOL, then GLOBAL or CAPITOL shall pay to BANCORP the sum of Three Hundred Fifty Thousand Dollars ($350,000) in cash.

               8.5.2 In the event of termination of this Agreement by GLOBAL pursuant to Section 8.1.9 as a result of the revocation of the GLOBAL Fairness Opinion; or a termination of this Agreement by BANCORP pursuant to (i) Section
8.1.2 (no approval by GLOBAL shareholders), or (ii) pursuant to Section 8.1.5 (breach of representations or warranties of GLOBAL) or Section 8.1.7 (Default) or Section 8.1.8 (disclosure in the Closing Schedules of an GLOBAL Material Adverse Event), where such breach of representation or warranty, Default or GLOBAL Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of GLOBAL or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or GLOBAL Material Adverse Event that occurred after the date of this Agreement and was outside of the control of GLOBAL and its Subsidiaries, and the directors and executive officers thereof, such as, by way of example only, the filing of a lawsuit against GLOBAL or CAPITOL, shall not come within this Section 8.5.2), then, GLOBAL or CAPITOL shall pay to BANCORP the sum of Two Hundred Fifty Thousand Dollars ($250,000), in cash; provided, however, that if an Acquisition Transaction occurs involving GLOBAL or CAPITOL within one hundred eighty (180) days following any termination by BANCORP to which this Section 8.5.2 applies, GLOBAL or CAPITOL shall pay to BANCORP an additional One Hundred Thousand Dollars ($100,000) in cash.

               8.5.3 In the event of the termination of this Agreement by BANCORP pursuant to Section 8.1.10 as a result of the revocation of the BANCORP Fairness Opinion; or a termination of this Agreement by GLOBAL pursuant to 8.1.4 (breach of representations and warranties of BANCORP), Section 8.1.11 (failure to complete BANCORP Public Offering), or Section 8.1.6 (Default), where such breach of representation or warranty, or such Default or BANCORP Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of BANCORP or any of its Subsidiaries, or any of their directors or executive officers (it being understood that any action or inaction outside of the control of BANCORP, its Subsidiaries and their directors and executive officers, such as, by way of example only, the filing of a lawsuit against BANCORP, shall not come within this Section 8.5.3), then, BANCORP shall pay to GLOBAL the sum of Two Hundred Fifty Thousand Dollars ($250,000), in cash.

               8.5.4 The parties have determined that the occurrence of any of the events or circumstances set forth in Sections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Sections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Sections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any Affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.3, 5.5 and 9.5.

               8.5.5 In the event of the termination of this Agreement by BANCORP or GLOBAL and for any reason other than as specified in Sections 8.5.1,
8.5.2 or 8.5.3 above, none of the parties hereto, nor any Affiliates of any such parties, inclusive of officers and directors, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.3,
5.5 and 9.5.


                          ARTICLE 9. GENERAL PROVISIONS

        Section 9.1 Nonsurvival of Representations and Warranties. Except as provided in Section 8.2 none of the representations, warranties, covenants and agreements made by GLOBAL and CAPITOL in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained in this Section 9.1, Section 2.6.2 (Escrow Merger Price), Section 2.8 (Certain Exchange Procedures), Section 2.9 (Exchange Procedures for Escrow Adjusted Value), and Section 2.10 (BANCORP Board of Directors), each of which shall survive in accordance with its terms. The Board of Directors of BANCORP shall delegate to a shareholder committee made up of a majority of the last Board of Directors of GLOBAL (which shall act by majority vote) the authority to enforce the provisions of and resolve any disputes regarding Section 2.6.2 from and after the Effective Date. The expenses of the committee, including fees paid to accountants, attorneys, appraisers and other consultants, shall be paid by HUMBOLDT and will be charged against the Escrow Merger Price to the extent such funds remain. All representations, warranties, covenants, and agreements made by HUMBOLDT and BANK shall survive the Effective Date.

        Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):

        If to GLOBAL or CAPITOL at:

               Global Bancorp
               1424 Second Street
               Napa, California 94559
               Fax No. (707) 252-4950
               Attention: Sherwood Tarlow, Chairman


               Capitol Thrift & Loan Association
               1424 Second Street
               Napa, California 94559
               Fax No. (707) 252-4950
               Attention: Robert F. Kelley, President/CEO

        with a copy to:

               Severson & Werson
               One Embarcadero Center, Suite 2500
               San Francisco, California 94111
               Fax No. (415) 956-0439
               Attention: Roger S. Mertz, Esq.

        with a copy to:

               Mr. Sherwood Tarlow
               P. O. Box 5274
               38 Brailey Way
               (Extension Please Point Way)
               Edgartown, Massachusetts  02539

        If to BANCORP or BANK:

               Humboldt Bancorp
               701 Fifth Street
               Eureka, California 95501
               Fax No. (707) 441-0214
               Attention: Ted Mason, President/CEO
        with a copy to:

               Gary Steven Findley & Associates
               1470 North Hundley Street
               Anaheim, California 92806
               Fax No. (714) 630-7910
               Attention: Gary Steven Findley, Esq.

        Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 9.4 Entire Agreement/No Third Party Rights/Assignment. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

        Section 9.5 Nondisclosure of Agreement. BANCORP and GLOBAL agree, except as required by law or the rules of the NASDAQ, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

        Section 9.6 Assignment. None of the parties may assign their rights under this Agreement without prior written consent of the other parties hereto.

        Section 9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

        Section 9.8 Headings/Table of Contents. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.9 Enforcement of Agreement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Merger Agreement are not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of California or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

        Section 9.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



IN WITNESS WHEREOF, BANCORP, BANK, GLOBAL and CAPITOL have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

HUMBOLDT BANK                                 GLOBAL BANCORP



By:______________________________              By:______________________________
Name:____________________________              Name:____________________________



By:_______________________________             By:______________________________
Name:_____________________________             Name:____________________________


HUMBOLDT BANCORP                               CAPITOL THRIFT & LOAN ASSOCIATION



By:______________________________              By:______________________________
Name:____________________________              Name:____________________________



By:_______________________________             By:______________________________
Name:_____________________________             Name:____________________________